Prop. ID: 340778
Lease No.: 3191

RENEWAL LEASE

THIS LEASE made the 20th day of March, 2007.

BETWEEN:

NATIONAL CAPITAL COMMISSION
hereinafter called the "Commission"

OF THE FIRST PART

AND:

VALIDIAN CORPORATION
hereinafter called the "Lessee"

OF THE SECOND PART

WHEREAS by an Indenture of Lease dated the 14th day of April, 2004 (the "Original Lease") entered into between the National Capital Commission, of the first part, as the Commission, and Validian Corporation, of the second part, as Lessee, the National Capital Commission demised and leased unto the property municipally known as 30 Metcalfe Street, containing approximately 5,576 per square foot of office space on the 6th floor, for a term of two (2) years plus sixteen (16) days to be computed from the 15th day of April, 2004 and to be fully completed and ended on the 30th day of April, 2006.

AND WHEREAS by a Renewal Lease dated the 18th day of August, 2005, (hereinafter referred to as the "First Renewal Lease") entered into between the National Capital Commission, of the first part as Commission, and Validian Corporation, of the second part as Lessee, the Commission and the Lessee agreed to a renewal of lease for a further term of one (1) year commencing on the 1st day of May 2006 and thenceforth next ensuing and fully to be completed on the 30th day of April 2007.

AND WHEREAS the Lessee has requested the Commission grant to the Lessee a Renewal Lease of the Premises for a further term of Three (3) years commencing on the 1st day of May, 2007 on the terms hereinafter set forth (the "Renewal Lease"), and the Commission has agreed to do so;

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained, the parties hereto hereby covenant and agree each with the other as follows:

1. The Commission hereby leases to the Lessee the Premises for a term of Three (3) years, commencing on the 1st day of May, 2007 and thenceforth next ensuing and fully to be completed on the 30th day of April, 2010, subject to the payment due in advance on the first day of each month. Base Rent, Estimated Operating Costs and Estimated Realty Taxes shall be payable during the term of this Renewal Lease in the following amounts:

Lessee	Commission

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Charge	Year From	To	Annual Rent	Monthly Installments
Base Rent	May 1, 2007 to April 30, 2010		$49,305.00	$4,108.75
Estimated Operating Costs	May 1, 2007 to April 30, 2008		$29,583.00	$2,465.25
Estimated Realty Tax Installment	May 1, 2007 to April 30, 2008		$21,500.00	$1,791.67

together with the applicable Goods and Services Tax.

2. From and after the 1st day of May, 2007, Article I, Section 1 of the Original Lease shall be deemed to be amended to read as follows:

> "The Commission hereby leases unto the Lessee, a portion of the lands and premises, municipally known as 30 Metcalfe Street, containing approximately 3,287 square feet of office space located on the 6th Floor, in the City of Ottawa."

3. Provided that the Lessee is not in default or has not been in habitual default of any of the terms of this Lease during the Term, the Lessee shall have the option to renew the Term of this Lease for a further period of one (1) year upon ***written*** notice to the Commission at least six (6) months and not more than one (1) year prior to the expiration of the original Term and save and except for Base Rent payable during the renewal period (the "New Base Rent"), which shall be:

Charge	Year From	To	Annual Rent	Monthly Installments
Base Rent	May 1, 2010 to April 30, 2011		$52,592.00	$4,382.67
Estimated Operating Costs	First year estimate to be provided at the time of renewal and shall be based on the previous years actuals.			
Estimated Realty Tax Installment	First year estimate to be provided at the time of renewal and shall be based on the previous years actuals.			

In the event that this option is not exercised in accordance with the foregoing, this option shall be null and void.

4. Provided that the Lessee is not in default or has not been in habitual default of any of the terms of this Lease during the Term, the Lessee shall have the option to renew the Term of this Lease for a further period of one (1) year upon ***written*** notice to the Commission at least six (6) months and not more than one (1) year prior to the expiration of the original Term, save and except that there shall be no further right of renewal and save and

Lessee	Commission
[initials]	[initials]

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except for Base Rent payable during the renewal period (the "New Base Rent"), which shall be:

Charge	Year From	To	Annual Rent	Monthly Installments
Base Rent	May 1, 2011 to April 30, 2012		$52,592.00	$4,382.67

Estimated Operating Costs: First year estimate to be provided at the time of renewal and shall be based on the previous years actuals.

Estimated Realty Tax Installment: First year estimate to be provided at the time of renewal and shall be based on the previous years actuals.

In the event that this option is not exercised in accordance with the foregoing, this option shall be null and void.

5. The Commission and Lessee hereby covenant that they shall perform and observe the covenants, provisos and stipulations in the Original Lease dated April 14, 2004 as fully as if such covenants, provisos and stipulations had been repeated in full in this Renewal Lease with such modifications as are outlined above, to make them applicable to this Renewal Lease.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of	(Commission) **NATIONAL CAPITAL COMMISSION**
(Witness)	Per: ____________ Vice President, Property Strategy and Leasing Division
(Witness) Per: ____________	(Lessee) **VALIDIAN CORPORATION** I have the authority to bind the corporation Per: ____________

Lessee	Commission

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